Exhibit 4.3

AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT (the “Amendment”) dated as of March 15, 2006 to that certain Note Purchase Agreement (the “Note Purchase Agreement”) dated as of June 14, 2004 between Oaktree Capital Management, LLC, a California limited liability company (the “Company”), and each of the purchasers listed on Schedule A thereto relating to the issuance and sale of $75,000,000 in aggregate principal amount of the Company’s 5.03% Senior Notes due June 14, 2014 (the “Notes”).

RECITALS

WHEREAS, the Emerging Issues Task Force of the Financial Accounting Standards Board issued a pronouncement entitled “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights” or “FIN 46 R,” which requires an investment advisor to consolidate investment limited partnership funds of which it is the sole or controlling general partner; and

WHEREAS, in connection with the Note Purchase Agreement, the Company and the holders of the Notes desire to apply generally accepted accounting principles as in effect from time to time in the United States of America without giving effect to FIN 46 R or similar subsequent authoritative accounting pronouncements, except with respect to certain financial reporting obligations of the Company as specified herein;

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

SECTION 1. CERTAIN DEFINITIONS.

Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment have the meanings assigned thereto in the Note Purchase Agreement as presently in effect.

SECTION 2. AMENDMENTS TO NOTE PURCHASE AGREEMENT

The Note Purchase Agreement is hereby amended in the following respects:

§1.1. Amendment to Schedule B of the Note Purchase Agreement. Schedule B of the Note Purchase Agreement is hereby amended by deleting the definition of “GAAP” in its entirety and substituting in lieu thereof the following new definition:

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America, except for the consolidation of investment funds advised by the Company and other entities that may be required by (a) Emerging Issues Task Force Issues No. 04-05, FIN 46 R or (b) similar subsequent authoritative accounting pronouncements.”

§1.2. Amendments to Section 7.01 of the Note Purchase Agreement. Section 7.01 of the Note Purchase Agreement is hereby amended by deleting subsections (a) and (b) in their entirety and substituting in lieu thereof the following new subsections:

“(a) Quarterly Statements — within forty-five (45) days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of such fiscal year), duplicate copies of,

(i) a consolidated statement of financial condition of the Company and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of operations, changes in members’ capital and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with both generally accepted accounting principles in the United States of America consistently applied and GAAP, in each case, applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their operations and cash flows, subject to changes resulting from year-end adjustments;

(b) Annual Statements — within ninety (90) days after the end of each fiscal year of the Company, duplicate copies of,

(i) a consolidated statement of financial condition of the Company and its Subsidiaries, as at the end of such year, and

(ii) consolidated statements of operations, changes in members’ capital and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with both generally accepted accounting principles in the United States of America consistently applied and GAAP, and accompanied (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their operations and cash flows and have been prepared in conformity with both generally accepted accounting principles in the United States of America consistently applied and GAAP, and

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that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware, without making any independent investigation, of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

SECTION 3. MISCELLANEOUS.

§3.1. Instrument Pursuant to Note Purchase Agreement. This Amendment is executed pursuant to Section XVII of the Note Purchase Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with all of the terms and provisions of the Note Purchase Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Note Purchase Agreement shall remain unamended and unwaived. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Note Purchase Agreement or of any term or provision of any other document or of any transaction or further action on the part of the Company which would require the consent of any holder under the Note Purchase Agreement.

§3.2. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

§3.3. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same instrument.

§3.5. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers duly authorized thereunto as of the day and year first above written.

Very truly yours,

OAKTREE CAPITAL MANAGEMENT, LLC

By:	/S/ DAVID KIRCHHEIMER
Name: David Kirchheimer, CPA
Title: Principal, Chief Financial and Administrative Officer

By:	/S/ BRUCE KARSH
Name:
Title:

The foregoing Amendment is hereby agreed to

as of the date thereof.

TRAVELERS CASUALTY AND SURETY COMPANY

By:	/S/ ANNETTE M. MASTERSON
Name: Annette M. Masterson
Title: Vice President

The foregoing Amendment is hereby agreed to

as of the date thereof.

FORT DEARBORN LIFE INSURANCE COMPANY By: Advantus Capital Management Inc.

By:	/S/ ROBERT W. THOMPSON
Name: Robert W. Thompson
Title: Vice President

The foregoing Amendment is hereby agreed to

as of the date thereof.

TRUSTMARK INSURANCE COMPANY By: Advantus Capital Management Inc.

By:	/S/ ROBERT W. THOMPSON
Name: Robert W. Thompson
Title: Vice President

The foregoing Amendment is hereby agreed to

as of the date thereof.

GUIDEONE MUTUAL INSURANCE COMPANY By: Advantus Capital Management Inc.

By:	/S/ JOHN LEIVISKA
Name: John Leiviska
Title: Vice President

The foregoing Amendment is hereby agreed to

as of the date thereof.

GUIDEONE PROPERTY & CASUALTY INSURANCE COMPANY By: Advantus Capital Management Inc.

By:	/S/ JOHN LEIVISKA
Name: John Leiviska
Title: Vice President

The foregoing Amendment is hereby agreed to

as of the date thereof.

AMERICAN REPUBLIC INSURANCE COMPANY By: Advantus Capital Management Inc.

By:	/S/ THOMAS B. HOUGHTON
Name: Thomas B. Houghton
Title: Vice President

The foregoing Amendment is hereby agreed to

as of the date thereof.

GUIDEONE SPECIALTY MUTUAL INSURANCE COMPANY By: Advantus Capital Management Inc.

By:	/S/ THOMAS B. HOUGHTON
Name: Thomas B. Houghton
Title: Vice President

The foregoing Amendment is hereby agreed to

as of the date thereof.

MTL INSURANCE COMPANY By: Advantus Capital Management Inc.

By:	/S/ THOMAS B. HOUGHTON
Name: Thomas B. Houghton
Title: Vice President

The foregoing Amendment is hereby agreed to

as of the date thereof.

AIG ANNUITY INSURANCE COMPANY By: AIG Global Investment Corp., investment advisor

By:	/S/ GERALD F. HERMAN
Name: Gerald F. Herman
Title: Vice President

The foregoing Amendment is hereby agreed to

as of the date thereof.

PHL VARIABLE INSURANCE COMPANY

By:	/S/ JOHN H. BEERS
Name: John H. Beers
Title: Vice President

The foregoing Amendment is hereby agreed to

as of the date thereof.

PHOENIX LIFE INSURANCE COMPANY

By:	/S/ JOHN H. BEERS
Name: John H. Beers
Title: Vice President

The foregoing Amendment is hereby agreed to

as of the date thereof.

CONNECTICUT GENERAL LIFE INSURANCE COMPANY By: CIGNA Investments, Inc. (authorized agent)

By:	/S/ DEBRA J. HEIGHT
Name: Debra J. Height
Title: Managing Director

The foregoing Amendment is hereby agreed to

as of the date thereof.

CIGNA LIFE INSURANCE COMPANY OF NEW YORK By: CIGNA Investments, Inc. (authorized agent)

By:	/S/ DEBRA J. HEIGHT
Name: Debra J. Height
Title: Managing Director

The foregoing Amendment is hereby agreed to

as of the date thereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/S/ MARK E. KISHLER
Name: Mark E. Kishler
Title: Authorized Representative

The foregoing Amendment is hereby agreed to

as of the date thereof.

J. ROMEO & CO., As nominee for MONY Life Insurance Company

By:	/S/ JOSEPH A. D’ELIA
Name: Joseph A. D’Elia
Title: As partner

The foregoing Amendment is hereby agreed to

as of the date thereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/S/ MARINA MAVRAKIS
Name: Marina Mavrakis
Title: Managing Director